PROSPECTUS SUPPLEMENT NO. 7

FILED PURSUANT TO RULE 424(b)(3)

TO PROSPECTUS DATED

REGISTRATION STATEMENT NO.

SEPTEMBER 16, 2015

333-206561

UAS DRONE CORP.

3,000,000 SHARES OF COMMON STOCK BEING SOLD AT $1.50 PER SHARE PURSUANT TO THE PRIMARY OFFERING AND RESALE OF 1,100,000 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This Prospectus Supplement No. 7 supplements our Prospectus dated September 16, 2015 (the “Prospectus”) that forms a part of our Registration Statement on Form S-1 (Securities and Exchange Commission File No. 333-206561).  This Prospectus Supplement No. 7 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the Securities and Exchange Commission on August 15, 2016 (the “Quarterly Report”).  Accordingly, we have attached the Quarterly Report to this Prospectus Supplement.

This Prospectus Supplement No. 7 should be read in conjunction with the Prospectus and all prior supplements thereto, which are required to be delivered with this Prospectus Supplement.  If there is any inconsistency between the information in the Prospectus, any prior supplements thereto, and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

These securities involve a high degree of risk.  You should carefully consider the risks identified under the caption “Risk Factors” beginning on Page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 15, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2016

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from

 to

Commission File No.   000-55504

UAS Drone Corp.

 (Exact name of registrant as specified in its charter)

Nevada	47-3052410
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, Suite 100

Palm Beach, FL 33480

(Address of Principal Executive Offices)

Registrant's Telephone Number:  (561) 693-1424

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   (1) Yes [X] No[  ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [X ] No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of ‘‘large accelerated filer”, “accelerated filer’’ and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

As of August 11, 2016, there were 1,172,544 shares of common stock, par value $0.0001, of the registrant issued and outstanding.

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements.

UAS Drone Corp.

UAS DRONE CORP.

 CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	As of June 30, 2016	As of December 31, 2015
CURRENT ASSETS:	(Unaudited)
Cash	$ 40,379	$ 14,075
Inventories, net	25,968	25,968
Prepaid expense	8,069	25,570
Total current assets	74,416	65,613

Total assets	$ 74,416	$ 65,613

LIABILITIES AND STOCKHODERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$ 29,482	$ 12,606
Accrued expenses	35,122	22,800
Convertible Notes Payable	400,010	-
Note payable	2,866	19,798
Total current liabilities	467,480	55,204

Convertible Notes Payable	-	300,000

Total liabilities	467,480	355,204

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
Common stock, $0.0001 par value: 100,000,000 shares authorized; 1,172,544 shares issued and outstanding at June 30, 2016, and 1,116,700 at December 31, 2015	117	112
Additional paid-in capital	106,171	10,371
Accumulated deficit	(499,352)	(300,074)
Total stockholders' deficit	(393,064)	(289,591)
Total liabilities and stockholders' deficit	$ 74,416	$ 65,613

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

UAS DRONE CORP.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net revenue	$-	$25,998	$-	$25,998

Cost of sales	-	11,793	-	11,793
Gross profit	-	14,205	-	14,205

OPERATING EXPENSES

General and administrative	10,497	1,671	25,257	11,918
Selling	-	-	-	349
Professional fees	45,173	92,755	159,861	105,450
Total Operating Expenses	55,670	94,426	185,118	117,717
LOSS FROM OPERATIONS	(55,670)	(80,221)	(185,118)	(103,512)

OTHER EXPENSE:

Interest expense	(7,935)	(6,000)	(14,160)	(6,000)

Total Other Expense	(7,935)	(6,000)	(14,160)	(6,000)
LOSS BEFORE INCOME TAXES	(63,605)	(86,221)	(199,278)	(109,512)

INCOME TAXES	-	-	-	-
NET LOSS	$(63,605)	$(86,221)	$(199,278)	$(109,512)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.05)	$(0.08)	$(0.17)	$(0.17)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	1,171,869	1,100,000	1,150,870	630,387

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

UAS DRONE CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015

Cash Flows from Operating Activities
Net loss	$(199,278)	$(109,512)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock options for board services	4,539	-
Award of common stock for board services	52,500	-
Change in assets and liabilities:
Prepaid expenses	17,500	-
Inventory	-	(14,257)
Accounts payable	16,876	(17,283)
Accrued expense	12,323	6,000
Net Cash Used in Operating Activities	(95,540)	(135,052)

Cash Flows from Investing Activities:
Cash from UAS Drone Corp. – reverse merger	-	100
Net Cash Provided by Investing Activities	-	100

Cash Flows from Financing Activities:
Payments on insurance financing	(16,932)	-
Re-payment of convertible note payable, stockholder		(32,500)
Proceeds from convertible note payable, stockholder	-	32,500
Re-payment of advances from stockholder	-	(10,680)
Advances from stockholder	-	10,680
Proceeds from sale of common stock	38,766	-
Proceeds from convertible note payable	100,010	300,000
Net Cash Provided by Financing Activities	121,844	300,000

Net Increase in Cash	26,304	165,048
Cash at Beginning of Period	14,075	-
Cash at End of Period	$40,379	165,048

Supplemental Disclosures of Cash Flow Information
Cash paid during the periods for:
Interest	$338	$-
Income taxes	$-	$-

Supplemental Disclosures of Non-Cash Investing and Financing

Activities:

Assumption of liabilities upon reverse merger	$-	$16,905

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

UAS DRONE CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

UAS Drone Corp. (“the Company”) was incorporated under the laws of the State of Nevada on February 4, 2015. The Company began limited operations on February 11, 2015. Prior to the Company’s formation, the operations were functioning under Unlimited Aerial Systems, LLP (UAS LLP).  UAS LLP was formed under the laws of the State of Louisiana on August 22, 2014. Effective March 31, 2015, the Company completed a reverse merger with UASLLP. The reverse merger was accounted for as a reverse capitalization.  Accordingly, the accompanying condensed consolidated financial statements represent the historical assets, liabilities and results of operations of UAS LLP.

The Company is engaged in the production and sale of Unmanned Aerial Systems, commonly referred to as drones. The Company’s principal operations will include the production and sale of drones. The Company will work with law enforcement agencies and tailor its products to the specific needs of the law enforcement community, and has entered into two key agreements with one Company for the manufacturing and distribution of the Company’s products. The Company expects to generate revenues and related cash flows from the sale of its drones through this agreement as well as other channels.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These condensed consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Principles of consolidation

The accompanying unaudited condensed consolidated financial presented reflect the accounts of UAS Drone Corp. All significant inter-company transactions have been eliminated in consolidation.  These unaudited financial statements and notes should be read in conjunction with the Company’s audited financial statements as of and for the period ended December 31, 2015.

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and with the rules and regulations of the U.S Securities and Exchange Commission (“SEC”) for interim financial information. The unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown, but do not include all disclosure required by U.S. GAAP. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. The information included in these unaudited condensed consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis and Results of Operations contained in this report and the audited consolidated financial statements and accompanying notes for the period ended December 31, 2015, as filed with the SEC on March 30, 2016.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include evaluation of obsolete inventory, valuation of stock options granted and valuation for awards of common stock.

UAS DRONE CORP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Inventory

Inventory consist of the Company’s finished goods and is stated as the lower of cost or market, using the FIFO method of inventory, net of reserves for excess, obsolete, damaged, or slow moving items.  Inventory consists of the following:

	June 30, 2016	December 31, 2015
Raw materials	$5,073	$5,073
Finished goods	23,032	23,032
Allowance for obsolescence	(2,137)	(2,137)
Total inventory	$25,968	$25,968

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable, convertible notes payable and notes payable approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Revenue Recognition

The Company sells unmanned aerial systems (drones).  The sale of drones are recognized upon shipment of the product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or collection of the resulting receivable is deemed probable.  On October 21, 2015, the Company entered into two agreements with a distributor who will provide both manufacturing and exclusive distribution services for its products to the law enforcement sector in the United States.  The manufacturing agreement has a five year term with successive three year renewal terms, and provides a framework for development of marketing materials, warranty and service programs, training and risk mitigation, among other material terms.  The agreement also provides for sales quotas to be established after the first year of sales.  Upon termination of the agreement, the Company shall repurchase any or all merchantable inventory of the Quadrotor drones on hand with the distributor at the prices paid to UAS.  During 2016, the Company has not sold any products to this distributor.

Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When required, the Company records a liability for unrecognized tax positions, defined as the aggregate tax effect of differences between positions taken on tax returns and the benefits recognized in the financial statements. Tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. No tax benefits are recognized for positions that do not meet this threshold

We recognize interest and penalties related to unrecognized tax benefits on the interest expense line and other expense line, respectively, in the accompanying consolidated statement of operations. Accrued interest and penalties are included on the related liability lines in the unaudited condensed consolidated balance sheet.

UAS DRONE CORP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Loss per Share

The basic loss per share is calculated by dividing our net loss by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing our net loss by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.  For the three and six months ended June 30, 2016, 1,212,150 shares underlying the convertible debt and 15,000 shares underlying stock options have been excluded from the calculation of diluted loss per share because their impact was anti-dilutive.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued changes to the accounting for leases that primarily affect presentation and disclosure requirements. The new standard will require the recognition of a right to use asset and underlying lease liability for operating leases with an initial life in excess of one year. This standard is effective for us beginning in the first quarter of 2019. We have not yet determined the impact of the new standard on our consolidated financial statements.

NOTE 3 — GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the year ended December 31, 2015 and for the six months ended June 30, 2016. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 4 – NOTES PAYABLE

On April 1, 2015, the Company closed a Subscription Agreement by which one institutional investor purchased an 8% Convertible Debenture having a total principal amount of $300,000, convertible into common shares of the Company at $0.33 per share and maturing April 1, 2017.  The Company determined that the embedded conversion option did not require bifurcation and liability treatment because the underlying shares were not readily convertible to cash. The Company estimated the fair value of the underlying common stock and determined that the convertible note did not include a beneficial conversion feature. As of June 30, 2016, the balance of the convertible note payable was $300,000.

On September 23, 2015, the Company financed the premium for directors and officers insurance.  The Company borrowed $28,098 at 5.29% interest, and the note will be repaid in 10 equal installments.  As of June 30, 2016, the balance due on the premium financing was $2,866.

UAS DRONE CORP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – NOTES PAYABLE - Continued

On April 1, 2016, the Company closed an Additional Advance Agreement by which one institutional investor purchased an 8% Convertible Debenture having a total principal amount of $100,010, convertible into common shares of the Company at $1.55 per share and maturing April 1, 2017.  The Company determined that the embedded conversion option did not require bifurcation and liability treatment because the underlying shares were not readily convertible to cash. The Company estimated the fair value of the underlying common stock and determined that the convertible note did not include a beneficial conversion feature.

NOTE 5 — INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.   As of June 30, 2016, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $169,000 and will expire 20 years from the date the loss was incurred. The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Consolidated Statements of Operations.

NOTE 6 — EQUITY

Common Stock

The Company has authorized 100,000,000 shares of common stock, $0.0001 par value.  As of June 30, 2016, 1,172,544 shares were issued and outstanding.

During the first quarter of 2016, the Company sold 25,844 shares of the Company’s common stock at $1.50 a share, for proceeds of $38,766.

On March 4, 2016, the Company issued 40,000 shares, of a total of 45,000 shares awarded, of the Company’s common stock at $1.50 a share, to a board member and employee for services rendered.  Of the 45,000 shares awarded, 10,000 were earned and reflected as outstanding as of December 31, 2015.  As of June 30, 2016, 5,000 are still to be issued by the Company

During the first quarter of 2016, 3,400 shares were issued to three shareholders.  On April 19, 2016, the Company had the transfer agent reissue 3,400 shares for stock sold in a private transaction that were mistakenly issued from the Company’s authorized common stock.

Stock Options

The fair value of option grants during the six months ended June 30, 2016 was determined using the Black-Scholes option valuation model.  The significant weighted average assumptions relating to the valuation of the Company’s Stock Options for the six months ended June 30, 2016 were as follows:

2016
Dividend yield	0%
Expected life	3.0 yrs.
Expected volatility	45.28
Risk-free interest rate	0.71 - 0.87%

UAS DRONE CORP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — EQUITY - Continued

A summary of the status of options granted at June 30, 2016, and changes during the period then ended are as follows:

	For the Six Months Ended June 30, 2016
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of period	5,000	$1.50	3.0 years	$—
Granted	10,000	1.50	3.0 years	—
Outstanding at end of period	15,000	1.50	2.4 years	—
Vested at end of period	15,000	1.50	2.4 years	—
Exercisable at end of period	15,000	1.50	2.4 years	—

The Company had 5,000 vested options at the beginning of the period.  At June 30, 2016 the Company had 15,000 vested options with a weighted average exercise price of $1.50.

The total intrinsic value of options exercised during the six months ended June 30, 2016 was $0.  Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at June 30, 2016 (for outstanding options), less the applicable exercise price.

During the six months ended June 30, 2016 the company recorded $4,539 of non-cash compensation expense related to the vested stock options issued to a Director.

NOTE 7 — CONFLICTS OF INTEREST

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person(s) may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date and time of this report.

Item 2.   Management's Discussion and Analysis of Financial Condition and Results of Operations.

Safe Harbor Statement.

Statements made in this Form 10-Q which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) our ability to gain a larger share of unmanned aerial systems industry, our ability to continue to develop products acceptable to our industry, our ability to retain our business relationships, and our ability to raise capital and the growth of the unmanned aerial systems industry, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets", "tend" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in the Company's reports on file with the Securities and Exchange Commission (the “SEC”): general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, changes in the unmanned aerial systems, the development of products that may be superior to the products offered by the Company, competition, changes in the quality or composition of the Company's products, our ability to develop new products, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Business Highlights

UAS Drone Corp. (the “Company”, “UAS”, “we”, “us”, or similar terms), headquartered in Palm Beach Florida, was founded in 2014 as Unlimited Aerial Systems, LLP (“UAS LLP”).   We completed an Asset Purchase Agreement on March 31, 2015, purchasing all the assets and certain liabilities of UAS LLP in exchange for 600,000 shares of our common stock and our assumption of certain liabilities of UAS LLP.

We are a developer and manufacturer of commercial unmanned aerial systems, or drones, with the goal of providing a superior Quadrotor aerial platform at an affordable price point in the law enforcement and first responder markets.

Our Quadrotor is a proprietary commercial drone platform developed with the specific needs of law enforcement customers in mind.  This includes long flight times, ease of use, durability and ruggedness, and high-end sensor and power components.  We believe that our Quadrotor is one of the longest flying commercial drones in the sub-$20,000 market, which provides its users with long missions and less down time.

On October 21, 2015, we entered into two agreements with Havis Inc., of Warminster, Pennsylvania, to provide manufacturing and distribution services for our products. Havis is an 80 year-old privately held, ISO 9001:2008 certified company that manufactures in-vehicle mobile computer and workflow solutions for public safety, public works government agencies and mobile professionals.  Havis products are distributed through a nationwide network of resellers and sales representatives in the United States.

We intend to manufacture and sell our drone products through our partnership with Havis to law enforcement agencies in the United States.  Additionally, we intend on providing additional value-added services to our product offering, including specialized training for police officers and video/data management software and hosting services. Further, we are exploring development or acquisitions of other drone-based technologies that we may be able to offer in the future.

We expect that our initial Quadrotor product may serve as an efficient information gathering tool for government agencies across the United States and internationally. The Law Enforcement sector itself is an industry constantly looking to implement innovative practices to serve citizens to the fullest extent, while increasing safety, and decreasing time and costs of fulfilling their duties. This Quadrotor can provide a swift and convenient aid to search and rescue missions, crime scene investigations, public safety, monitoring traffic for emergency responders, and other similar activities.

The Company and Havis are continuing to develop our joint product initiative, including dedicating time and resources to surveying the market with respect to sales strategies and product requirements from target customers for commercial drones.  The Company is pursuing marketing and training programs, which would be designed to build itsbrand, educate end users about its products, and create sales opportunities. Sales of the Company’s products have been hampered by the delay by the FAA to announce final rulings for the use of commercial drones.

These rules were finally announced June 21, 2016, and take effect August 29, 2016; and as a result the Company anticipates sales in the following quarters.

Results of Operations

The Company was formed on February 4, 2015 and completed an Asset Purchase Agreement on March 31, 2015, whereby it purchased all the assets and certain liabilities of UAS LLP.  In consideration of the sale, transfer, conveyance and assignment of assets, the Company assumed approximately $43,558 in liabilities and issued 600,000 “unregistered” and “restricted” shares of its common stock to the principals of UAS LLP, who, collectively, owned approximately 55% of the Company’s issued and outstanding shares at the time of closing. The Company has been working on marketing partnerships that it believes can help promote sales, specifically now that the FAA has made final rulings on use of commercial drones.  Also, the Company has been seeking other partnerships with and acquisitions of companies that produce synergistic UAV technologies, such as detection equipment that could be used for law enforcement and prisons. Management we can provide no assurance that the Company will enter into any definitive agreement in this regard in the future.

Six Months Ended June 30, 2016 versus June 30, 2015.

During the six months ended June 30, 2016, the Company did not sell any drones.

During the six months ended June 30, 2016, the Company incurred $185,118 of expense versus $117,717 for the same period in 2015.  General and administrative expenses totaled $25,257 in the first six months of 2016 versus $11,918 for the same period in 2015, an increase of 112%, due to obtaining directors and officers insurance, increased legal fees, and audit fees.  Professional fees increased from $105,450 to $159,861 when comparing the first six months of 2015 versus 2016.  The increase was driven by a legal and professional fees, audit fees, cost of the transfer agent and stock awarded to the CEO and director.

Three Months Ended June 30, 2016 versus June 30, 2015.

During the three months ended June 30, 2016 and 2015, the Company did not sell any drones.

During the three months ended June 30, 2016, the Company incurred $55,670 of expense versus $94,426 for the same period in 2015.  The expenses incurred were for consulting services and for stock awarded to the CEO and director.   General and administrative expenses totaled $10,497 in the second quarter of 2016 versus $1,671 in the second quarter of 2015, due to obtaining directors and officers insurance.  Professional fees decreased from $92,755 to $45,173 when comparing the second quarter of 2015 versus 2016.  The decrease was driven by a reduction in consulting fees and audit fees.

Liquidity and Capital Resources.

Cash on hand was $40,379 at June 30, 2016.  Cash used by operations for the six months ended June 30, 2016, was $95,540 versus $135,052 for the same period in 2015.  The cash used was for legal and professional fees, office supplies and consulting fees. The cash on hand is not sufficient to fund operations for the next twelve months.  While there can be no guarantees, the Company intends to raise additional funds to support the working capital requirements of the business and the Company’s future expansion plans.

We estimate that we will require additional capital of at least $1,000,000 in order to accomplish our business plans.  In this regard, on August 25, 2015, we filed with the SEC a Registration Statement on Form S-1, which was declared effective on September 15, 2015, for the purpose of raising up to $4,500,000 in aggregate gross proceeds through the offer and sale of up to 3,000,000 shares of our common stock at a price of $1.50 per share.  During the first quarter of 2016, the Company sold 25,844 shares of the Company’s common stock at $1.50 a share in this offering, for aggregate gross proceeds of $38,766.  The Company closed this offering on March 15, 2016 after raising $48,816 from investors. Management chose to close the offering in order to proceed with its application for quotations of its common stock on the OTC Markets and filing requirement with FINRA, a process that is currently ongoing.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Not required for smaller reporting companies.

Item 4. Controls and Procedures.

(a)  Evaluation of Disclosure Controls and Procedures

Our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), which we refer to as disclosure controls, are controls and procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, such as this report, is recorded, processed, summarized and reported within the time periods specified in the EC's rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the Chief Executive Officer and the Acting Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. There are inherent limitations to the effectiveness of any control system. A control system, no matter how well conceived and operated, can provide only reasonable assurance that its objectives are met. No evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.

As of June 30, 2016, an evaluation was carried out under the supervision and with the participation of our management, including the Chief Executive Officer and the Acting Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls.  Based upon that evaluation, the Chief Executive Officer and the Acting Chief Financial Officer concluded that, as of such date, the design and operation of these disclosure controls were not effective to accomplish their objectives at the reasonable assurance level.

Management identified the following weaknesses, which were deemed to be material weaknesses in internal controls:

1.

Due to the size of the Company and available resources, there are limited personnel to assist with the accounting and financial reporting function, which results in a lack of segregation of duties.

2.

The Company does not have a full time Chief Executive Officer nor Chief Financial Officer that can oversee day to day operations and the financial reporting function.

3.

 The Company does not have an Independent Audit Committee that can provide management oversight.

(b)  Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), occurred during the fiscal quarter ended June 30, 2016 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.   Legal Proceedings.

We have no material pending legal or administrative proceedings to which we or any of our subsidiaries are a party or of which any property is the subject.

Item 1A.   Risk Factors.

Not required for smaller reporting companies.

Item 2.   Unregistered Sales of Equity Securities and Use of Proceeds.

During the quarterly period ended June 30, 2016, the Company did not offer or sell any securities that were not registered under the Securities Act of 1933, as amended.

On September 15, 2015, the SEC declared effective our Registration Statement on Form S-1 (SEC File No. 333-206561) (the “Registration Statement”).  Under the Registration Statement, we registered a total of 3,000,000 shares of our common stock for sales at a price of $1.50 per share (for an aggregate price of $4,500,000), and 1,100,000 shares of common stock for resale by selling stockholders.  The Company closed this offering on March 15, 2016 after raising $48,816 from investors. Management chose to close the offering in order to proceed with it listing application on the OTC Markets and filing requirement with FINRA.  The proceeds raised in this offering were used to cover operating expenses during the first quarter of 2016. The amount of expenses incurred for the Company’s account in connection with the issuance and distribution of the securities registered was as follows:

Investment Banker Fees - $3,504

Transfer Agent Fees - $565

Item 3.   Defaults Upon Senior Securities.

None; not applicable.

Item 4.   Mine Safety Disclosures.

None; not applicable.

Item 5.   Other Information.

(a)

None; not applicable.

(b)  During the quarterly period ended June 30, 2016, there were no changes to the procedures by which shareholders may recommend nominees to the Company’s Board of Directors.

Item 6.   Exhibits.

Exhibit No.

Description

31.1

302 Certification of Grant A. Begley

31.2

302 Certification of Scott Kahoe

32

 906 Certification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UAS DRONE CORP.

Date:	8/15/16	By:	/s/ Grant A. Begley
Grant A. Begley
Chief Executive Officer and Director

Date:	8/15/16	/s/ Scott Kahoe
Scott Kahoe
Acting Chief Financial Officer